Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-195495) and Form S-8 (File No. 333-192579) of Atlas Financial Holdings, Inc. of our reports dated March 10, 2014 relating to the consolidated financial statements and financial statement schedules which appear in Atlas Financial Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Johnson Lambert LLP

Arlington Heights, Illinois
May 22, 2015